Exhibit 16

April 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We have read the statements made by Markwest Hydrocarbon, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K/A (Amendment No. 1) report dated February 23, 2004. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP